Exhibit 99

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Dale G. Rettinger, the Chief Financial Officer of Petroleum Development Corporation, the managing general partner of PDC 2001-C Limited Partnership (the "Partnership"), hereby certify that:

(1) I have reviewed the Quarterly Report on Form 10-Q of the Partnership (the "Report") to which this statement is an Exhibit;

(2) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

PDC 2001-C Limited Partnership

A West Virginia Limited Partnership

By: Petroleum Development Corporation

Managing General Partner

By:    /s/ Dale G. Rettinger

Name: Dale G. Rettinger

Title: Chief Financial Officer of

Petroleum Development Corporation

Date: __November 8, 2002_________________

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